DEAN FOODS ANNOUNCES SECOND QUARTER 2015 RESULTS
Financial Results Improve for Fourth Consecutive Quarter
DALLAS, August 10, 2015 - Dean Foods Company (NYSE: DF) today reported second quarter 2015 results.
Highlights

•	Q2 net income per diluted share was $0.28 and adjusted net income per diluted share was $0.33.

•	Q2 adjusted results reflect the highest gross profit and per gallon operating income since 2012.

•	Financial results improved for the fourth consecutive quarter as price realization offset volume deleverage.

•	Stepped up advertising and marketing supports Q2 launch of DairyPure®, the first and largest fresh, white milk national brand.

•	Q3 adjusted diluted earnings are expected to be $0.17 to $0.27 per share.
Chief Executive Officer Gregg Tanner said, “I’m very pleased with the operational and financial performance of the business this quarter and really excited about our prospects going forward. Across our supply chain, we continued to execute our cost productivity agenda and utilize our scale to procure ingredients and packaging at industry leading levels, optimize our production network and reduce our logistics costs. From a commercial perspective, with the category showing signs of improvement, we continued to focus on striking the right balance between volume performance and price realization. And we successfully launched DairyPure, the country's first and largest fresh, white milk national brand that we believe, over the long term, will provide incremental benefits to consumers, our category, our customers and our company.”
Second Quarter 2015 Operating Results
Chief Financial Officer Chris Bellairs said, “With volume performance coming in-line with our expectations and a generally favorable commodity environment, we delivered a fourth consecutive quarter of sequentially improving gross profit and operating income. For the quarter, our gross profit, on an absolute dollar basis, and our operating income, on a per gallon basis, was the highest we have had since 2012. Coupled with the debt refinancing completed last quarter, improved operating and cash flow performance have clearly strengthened our balance sheet and our leverage improved by over a full turn for a second consecutive quarter. With solid execution by our commercial, operations and logistics teams, we believe we’re well positioned to drive shareholder value.”

Financial Summary *	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share amounts)	2015	2014	2015	2014

Gross Profit
GAAP	$496	$399	$974	$815
Adjusted	$496	$400	$973	$816

Operating Income (Loss)
GAAP	$57	$(4)	$(3)	$2
Adjusted	$67	$(6)	$119	$1

Interest Expense
GAAP	$17	$15	$34	$30
Adjusted	$17	$15	$33	$29

Net Income (Loss)
GAAP	$27	$(1)	$(47)	$(10)
Adjusted	$32	$(13)	$54	$(17)

Diluted Earnings (Loss) Per Share (EPS)
GAAP	$0.28	$(0.01)	$(0.50)	$(0.10)
Adjusted	$0.33	$(0.14)	$0.57	$(0.18)

* Adjustments to GAAP for the impacts of specific transactions and other one-time or non-recurring items are fully described in the attached tables.
The second quarter 2015 average Class I Mover, a measure of raw milk costs, was $15.82 per hundred-weight, a 6% sequential decrease from the first quarter of 2015 and a decrease of 33% from the second quarter of 2014. Total volume across all products was 653 million gallons for the second quarter of 2015, a 3% decline compared to total volume of 674 million gallons in the second quarter of 2014. Based on the USDA’s recently published category data, fluid milk volumes improved sequentially from a 3.1% decline in the fourth quarter to a 2.2% decline in the first quarter. Quarter-to-date through May 2015, fluid milk volumes declined approximately 2.5% year-over-year, on an unadjusted basis. On this same basis, Dean Foods’ share of U.S. fluid milk volumes decreased to 35.0%, from 35.9% in the second quarter of 2014.
Tanner added, “We are the largest player in the milk industry with sustainable competitive advantages through scale and capabilities, and we remain focused on our initiatives to drive shareholder value. With DairyPure, our national fresh white milk brand, and TruMoo, our national flavored milk brand, we have significant opportunity to expand our industry leadership role. Our financial results reflect improving performance trends and we have refinanced our debt and expanded our accessible liquidity which gives us significantly more financial flexibility as we move forward.”
Cash Flow
Consolidated net cash provided by continuing operations for the six months ended June 30, 2015, totaled $272 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $224 million for six months ended June 30, 2015. Free cash flow includes the impact of lower commodity costs, $56 million of federal tax refunds in respect of 2014 and the third of four annual litigation settlement payments of $19 million.
Debt
Total debt at June 30, 2015, net of $106 million cash on hand, was approximately $734 million. The Company's maximum senior secured net leverage ratio calculated in accordance with the senior secured revolving credit facility, which for purposes of calculating indebtedness deducts up to $50 million of cash on hand and excludes borrowings under the receivables securitization facility, was zero times as of the end of the second quarter of 2015. For the second consecutive quarter, the Company’s funded net debt to EBITDA ratio, on an all cash netted basis, improved sequentially by over a full turn to 2.30 times at the end of the second quarter of 2015.
Forward Outlook
“For the third quarter, with expected volume declines in the low single digits, slightly increasing raw milk costs and taking normal seasonality and other factors into account, we expect adjusted diluted earnings of between $0.17 and $0.27 per share,” concluded Tanner.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain adjusted financial results and certain other non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow, each as defined below. These non-GAAP financial measures are from continuing operations and are adjusted to eliminate the net expenses and net gains related to the items identified in the “Reconciliation of GAAP to Non-GAAP Information” tables below. This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. Because we cannot predict the timing and amount of expenses or gains associated with certain non-recurring items; asset impairment charges; gains or losses related to discontinued operations and divestitures; facility closing, reorganization and realignment costs; costs associated with the early retirement of long-term debt; gains (losses) on the mark-to-market of our derivative contracts; litigation settlements; incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand; and certain other charges, our management does not consider these items when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates.
We have defined Adjusted EBITDA as net income (loss), which is the most comparable GAAP financial measure, adjusted for the items above as well as interest, taxes, depreciation and amortization. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is an indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. The reconciliation of net income to Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 is included in the tables below.
Additionally, we believe free cash flow provided by continuing operations (“Free Cash Flow”) is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow above what is required in our business to sustain our operations.
We define Free Cash Flow as net cash provided by continuing operations less cash payments for capital expenditures. A reconciliation of net cash provided by continuing operations, which is the most comparable GAAP financial measure to Free Cash Flow is included in the tables below.
This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies. We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. A full reconciliation of our results and financial measures reported in accordance with GAAP for the three and six months ended June 30, 2015 and 2014 to the non-GAAP financial measures described above is set forth herein.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by visiting the "Webcast" section of the Company's website at http://www.deanfoods.com/. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods® is a leading food and beverage company and the largest processor and direct-to-store distributor of fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES®* milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Over 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of The J.M. Smucker Company and is used by license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) projected sales (including specific product lines and the Company as a whole), profit margins, net income, earnings per share, free cash flow and debt covenant compliance, (2) the Company’s regional and national branding initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy and (10) possible repurchases of shares of common stock. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and adjusted earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors or a committee thereof and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board or such committee. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in our expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.

CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Scott Vopni, +1-214-303-3438

DEAN FOODS COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Three months ended June 30,
	2015	2014	2015		2014
	GAAP		Adjusted*

Net sales	$2,014,706	$2,393,869	$2,014,706		$2,393,869
Cost of sales	1,519,065	1,994,781	1,518,925	(d)	1,993,488	(a) (d)
Gross profit	495,641	399,088	495,781		400,381
Operating costs and expenses:
Selling and distribution	338,092	334,932	340,288	(d)	334,863	(d)
General and administrative	87,243	70,777	87,237	(d)	70,692	(b)
Amortization of intangibles	8,206	717	784	(a)	717
Facility closing and reorganization costs	5,408	728	—	(b)	—	(b)
Other operating income	—	(4,535)	—		—	(a)
Total operating costs and expenses	438,949	402,619	428,309		406,272

Operating income (loss)	56,692	(3,531)	67,472		(5,891)

Interest expense	16,974	15,221	16,548	(d)	14,592	(d)
Other (income) expense, net	(294)	48	(294)		48
Income (loss) from continuing operations before income taxes	40,012	(18,800)	51,218		(20,531)
Income tax expense (benefit)	13,493	(17,837)	19,464	(e)	(7,801)	(e)

Income (loss) from continuing operations	26,519	(963)	31,754		(12,730)
Gain on sale of discontinued operations, net of tax	—	318	—		—	(d)

Net income (loss)	$26,519	$(645)	$31,754		$(12,730)

Average common shares:
Basic	94,386	93,561	94,386		93,561
Diluted	94,900	93,561	94,900		93,561

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.28	$(0.01)	$0.34		$(0.14)
Income from discontinued operations	—	—	—		—
Net income (loss)	$0.28	$(0.01)	$0.34		$(0.14)
	—	—	—		—
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.28	$(0.01)	$0.33		$(0.14)
Income from discontinued operations	—	—	—		—
Net income (loss)	$0.28	$(0.01)	$0.33		$(0.14)
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Six months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015		2014
	GAAP		Adjusted*

Net sales	$4,065,468	$4,734,909	$4,065,468		$4,734,909
Cost of sales	3,091,518	3,919,646	3,092,659	(d)	3,918,760	(a) (d)
Gross profit	973,950	815,263	972,809		816,149
Operating costs and expenses:
Selling and distribution	676,276	674,311	677,482	(d)	674,278	(d)
General and administrative	174,719	143,076	174,731	(d)	139,447	(b) (d)
Amortization of intangibles	8,912	1,461	1,490	(a)	1,461
Facility closing and reorganization costs	6,653	1,705	—	(b)	—	(b)
Litigation settlements	—	(2,521)	—		—	(d)
Impairment of intangibles	109,910	—	—	(a)	—
Other operating income	—	(4,535)	—		—	(a)
Total operating costs and expenses	976,470	813,497	853,703		815,186

Operating income (loss)	(2,520)	1,766	119,106		963

Interest expense	33,502	30,244	32,650	(d)	29,169	(d)
Loss on early retirement of debt	43,609	—	—	(c)	—
Other income, net	(740)	(273)	(740)		(273)
Income (loss) from continuing operations before income taxes	(78,891)	(28,205)	87,196		(27,933)
Income tax expense (benefit)	(31,759)	(17,450)	33,136	(e)	(10,614)	(e)
Income (loss) from continuing operations	(47,132)	(10,755)	54,060		(17,319)
Gain (loss) on sale of discontinued operations	(89)	1,154	—	(d)	—	(d)
Net income (loss)	$(47,221)	$(9,601)	$54,060		$(17,319)

Average common shares:
Basic	94,308	93,978	94,308		93,978
Diluted	94,308	93,978	94,762	(f)	93,978

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.50)	$(0.11)	$0.57		$(0.18)
Income from discontinued operations	—	0.01	—		—
Net income (loss)	$(0.50)	$(0.10)	$0.57		$(0.18)
	—	—	—		—
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.50)	$(0.11)	$0.57		$(0.18)
Income from discontinued operations	—	0.01	—		—
Net income (loss)	$(0.50)	$(0.10)	$0.57		$(0.18)
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Computation of Adjusted EBITDA
(Unaudited)
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net income (loss)	$31,754	$(12,730)	$54,060	$(17,319)
Interest expense	16,548	14,592	32,650	29,169
Income tax expense (benefit)	19,464	(7,801)	33,136	(10,614)
Depreciation and amortization	38,983	39,440	76,880	78,117
Adjusted EBITDA	$106,749	$33,501	$196,726	$79,353

DEAN FOODS COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

ASSETS	June 30, 2015	December 31, 2014
Cash and cash equivalents	$105,690	$16,362
Other current assets	959,118	1,163,698
Total current assets	1,064,808	1,180,060
Property, plant and equipment, net	1,140,784	1,172,596
Intangibles and other assets, net	303,327	416,980
Total Assets	$2,508,919	$2,769,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities, excluding debt	$718,508	$793,753
Total long-term debt, including current portion	839,266	917,179
Other long-term liabilities	376,976	431,386
Total stockholders' equity	574,169	627,318
Total Liabilities and Stockholders' Equity	$2,508,919	$2,769,636

DEAN FOODS COMPANY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six months ended June 30,
Operating Activities	2015	2014
Net cash provided by operating activities	$271,771	$25,268

Investing Activities
Payments for property, plant and equipment	(48,051)	(53,622)
Proceeds from sale of fixed assets	12,815	17,556
Net cash used in investing activities	(35,236)	(36,066)

Financing Activities
Net proceeds from debt	394,099	87,930
Early retirement of long-term debt	(476,188)	—
Premiums paid on early retirement of debt	(37,309)	—
Payments of financing costs	(15,091)	(1,107)
Issuance of common stock, net of share repurchases	—	(25,000)
Cash dividend paid	(13,212)	(13,089)
Issuance of common stock, net of share repurchases	939	4,953
Other	199	284
Net cash provided by (used in) financing activities	(146,563)	53,971
Effect of exchange rate changes on cash and cash equivalents	(644)	(171)
Increase in cash and cash equivalents	89,328	43,002
Cash and cash equivalents, beginning of period	16,362	16,762
Cash and cash equivalents, end of period	$105,690	$59,764

Computation of Free Cash Flow provided by (used in) continuing operations
Net cash provided by operating activities	$271,771	$25,268
Payments for property, plant and equipment	(48,051)	(53,622)
Free cash flow provided by (used in) continuing operations	$223,720	$(28,354)

DEAN FOODS COMPANY
Reconciliation of GAAP to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Three months ended June 30, 2015
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Other adjustments (d)	Income tax (e)	Adjusted*
Operating income (loss):
Dean Foods	$69,522	$—	$—	$(2,050)	$—	$67,472
Facility closing and reorganization costs	(5,408)	—	5,408	—	—	—
Amortization of intangibles	(7,422)	7,422	—	—	—	—
Total operating income	56,692	7,422	5,408	(2,050)	—	67,472

Interest expense	16,974	—	—	(426)	—	16,548
Other income, net	(294)	—	—	—	—	(294)
Income tax expense	13,493	—	—	—	5,971	19,464
Income from continuing operations	26,519	7,422	5,408	(1,624)	(5,971)	31,754
Net income	$26,519	$7,422	$5,408	$(1,624)	$(5,971)	$31,754

Diluted earnings per share	$0.28	$0.08	$0.05	$(0.02)	$(0.06)	$0.33

	Three months ended June 30, 2014
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Other adjustments (d)	Income tax (e)	Adjusted*
Operating income (loss):
Dean Foods	$(7,338)	$852	$85	$510	$—	$(5,891)
Facility closing and reorganization costs	(728)	—	728	—	—	—
Other operating income	4,535	(4,535)	—	—	—	—
Total operating income (loss)	(3,531)	(3,683)	813	510	—	(5,891)

Interest expense	15,221	—	—	(629)	—	14,592
Other expense, net	48	—	—	—	—	48
Income tax expense (benefit)	(17,837)	—	—	—	10,036	(7,801)
Income (loss) from continuing operations	(963)	(3,683)	813	1,139	(10,036)	(12,730)
Income from discontinued operations, net of tax	318	—	—	(318)	—	—
Net income (loss)	$(645)	$(3,683)	$813	$821	$(10,036)	$(12,730)

Diluted earnings (loss) per share	$(0.01)	$(0.04)	$0.01	$0.01	$(0.11)	$(0.14)
* See notes to Earnings Release Tables

DEAN FOODS COMPANY
Reconciliation of GAAP to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Six months ended June 30, 2015
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Loss on early retirement of debt (c)	Other adjustments (d)	Income tax (e)	Adjusted*
Operating income (loss):
Dean Foods	$121,465	$—	$—	$—	$(2,359)	$—	$119,106
Facility closing and reorganization costs	(6,653)	—	6,653	—	—	—	—
Impairment of intangibles	(109,910)	109,910	—	—	—	—	—
Amortization of intangibles	(7,422)	7,422	—	—	—	—	—
Total operating income (loss)	(2,520)	117,332	6,653	—	(2,359)	—	119,106

Interest expense	33,502	—	—	—	(852)	—	32,650
Loss on early retirement of debt	43,609	—	—	(43,609)	—	—	—
Other income, net	(740)	—	—	—	—	—	(740)
Income tax expense (benefit)	(31,759)	—	—	—	—	64,895	33,136
Income (loss) from continuing operations	(47,132)	117,332	6,653	43,609	(1,507)	(64,895)	54,060

Loss from discontinued operations, net of tax	(89)	—	—	—	89	—	—
Net income (loss)	$(47,221)	$117,332	$6,653	$43,609	$(1,418)	$(64,895)	$54,060

Diluted earnings (loss) per share (f)	$(0.50)	$1.25	$0.06	$0.46	$(0.01)	$(0.69)	$0.57

	Six months ended June 30, 2014
	GAAP	Asset write-downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Loss on early retirement of debt (c)	Other adjustments (d)	Income tax (e)	Adjusted*
Operating income (loss):
Dean Foods	$(3,585)	$1,278	$3,739	$—	$(469)	$—	$963
Facility closing and reorganization costs	(1,705)	—	1,705	—	—	—	—
Litigation settlements	2,521	—	—	—	(2,521)	—	—
Other operating income	4,535	(4,535)	—	—	—	—	—
Total operating income	1,766	(3,257)	5,444	—	(2,990)	—	963

Interest expense	30,244	—	—	—	(1,075)	—	29,169
Other income, net	(273)	—	—	—	—	—	(273)
Income tax expense (benefit)	(17,450)	—	—	—	—	6,836	(10,614)
Income (loss) from continuing operations	(10,755)	(3,257)	5,444	—	(1,915)	(6,836)	(17,319)

Income from discontinued operations, net of tax	1,154	—	—	—	(1,154)	—	—
Net income (loss)	$(9,601)	$(3,257)	$5,444	$—	$(3,069)	$(6,836)	$(17,319)

Diluted earnings (loss) per share	$(0.10)	$(0.04)	$0.06	—	$(0.03)	$(0.07)	$(0.18)
* See notes to Earnings Release Tables

For the three and six months ended June 30, 2015 and 2014, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of net gains or net losses associated with certain non-recurring items, including facility closing, reorganization and realignment costs; costs associated with the early retirement of long-term debt; (gains) losses on the mark-to-market of our derivative contracts; litigation settlements; discontinued operations; as well as asset impairment and amortization charges. These adjustments are made to facilitate meaningful comparisons of our operating performance between periods as the Company cannot predict the timing and amount of charges associated with such items.

(a)	The adjustment reflects the elimination of the following:

a.
In conjunction with our decision to launch DairyPure in the first quarter of 2015, we changed certain indefinite lived assets to finite lived resulting in a triggering event for impairment testing purposes. As a result, we recorded a non-cash charge of $109.9 million ($68.7 million net of tax) related to the impairment of certain of our intangible assets during the six months ended June 30, 2015. In addition, we recorded amortization expense on the finite lived trademarks of $7.4 million for the three and six months ended June 30, 2015;

b.
Accelerated depreciation related to machinery and equipment at certain of our production facilities as a result of revisions made to the estimated remaining useful lives due to our evaluation of the impact that we expect changes in our business to have on estimated future cash flows at those production facilities in 2014; and

c.	Other operating income related to the final disposal of assets associated with the closure of one of our manufacturing facilities in 2014.

(b)
The adjustment reflects the elimination of severance charges and non-cash asset write-downs related to approved facility closings and restructuring plans, as well as other organizational realignment activities.

(c)
During the first quarter of 2015, we retired the remaining principal amount of $476.2 million of our 2016 senior notes. As a result we recorded a $38.3 million pre-tax loss on the early extinguishment of debt in the first quarter of 2015, which consisted of debt redemption premiums of $37.3 million, a write-off of unamortized debt issue costs of $0.8 million and a write-off of the remaining bond discount and interest rate swaps of $0.2 million. In addition, in conjunction with the execution of a new credit agreement and amendment our receivables-backed facility in the first quarter of 2015, we wrote off unamortized debt issue costs of $5.3 million. The adjustment reflects the elimination of these losses.

(d)	The adjustment reflects the elimination of the following:

a.
The (gain) loss on the mark to market of our commodity derivative contracts. Effective January 1, 2014, we de-designated all open commodity derivative positions that were previously designated as hedges. As of the de-designation date, all commodities contracts are now marked to market in our income statement at each reporting period and a derivative asset or liability is recorded on our balance sheet;

b.
Interest accretion in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012;

c.	A reduction in a litigation settlement liability due to plaintiff class “opt-outs” of $2.5 million during the six months ended June 30, 2014; and

d.	A taxing authority settlement of certain retained contingent obligations related to prior discontinued operations.

(e)
The adjustment reflects the income tax impact on adjustments (a) through (d) and to reflect our adjusted tax rate at 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(f)	The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.